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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2004
Date of Report (Date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)

Registrant's telephone number, including area code: (615) 373-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

        Community Health Systems, Inc. (the "Company") is revising its selected financial and operating data, management's discussion and analysis of financial condition and results of operations and consolidated financial statements which appeared in its Annual Report on Form 10-K for the year ended December 31, 2003, as amended (the "2003 Form 10-K"). The revisions primarily relate to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). The Company disposed of two hospitals in August 2004 and designated another as being held for sale. The operating results of those properties have been reclassified as discontinued operations on the Consolidated Statements of Income for all periods presented. There is no effect on net income for all periods presented related to the reclassifications made for the discontinued operations.

        A copy of the selected financial and operating data, management's discussion and analysis of financial condition and results of operations and consolidated financial statements, referred to above, as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

        Exhibit 99.1    The selected financial and operating data, management's discussion and analysis of financial condition and results of operations and consolidated financial statements of Community Health Systems, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2004	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board, President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. LARRY CASH W. Larry Cash Executive Vice President, Chief Financial Officer and Director (principal financial officer)
	By:	/s/ T. MARK BUFORD T. Mark Buford Vice President and Corporate Controller (principal accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	The selected financial and operating data, management's discussion and analysis of financial condition and results of operations and consolidated financial statements of Community Health Systems, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

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SIGNATURES
INDEX TO EXHIBITS